Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$95,938,990
Unrealized Gain (Loss) on Market Value of Futures	(27,854,610)
Dividend Income	505,252
Interest Income	2,729,126
ETF Transaction Fees	19,000
Total Income (Loss)	$71,337,758

Expenses
General Partner Management Fees	$598,810
Professional Fees	138,014
Brokerage Commissions	206,808
Non-interested Directors' Fees and Expenses	16,872
Prepaid Insurance Expense	11,076
NYMEX License Fee	19,960
SEC & FINRA Registration Expense	51,147
Total Expenses	$1,042,687
Net Income (Loss)	$70,295,071

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/19	$1,619,597,086
Additions (12,400,000 Shares)	150,861,026
Withdrawals (23,600,000 Shares)	(287,058,347)
Net Income (Loss)	70,295,071

Net Asset Value End of Month	$1,553,694,836
Net Asset Value Per Share (124,300,000 Shares)	$12.50

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596